UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado	001-03280	84-0296600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Blake Street
Denver, Colorado	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 571-7511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 10, 2026, Public Service Company of Colorado, a Colorado corporation (“PSCo”), issued $150,000,000 in aggregate principal amount of 5.35% First Mortgage Bonds, Series No. 41 due May 15, 2034 (the “2034 Bonds”) and $650,000,000 in aggregate principal amount of 6.20% First Mortgage Bonds, Series No. 47 due August 15, 2056 (the “2056 Bonds,” and, together with the 2034 Bonds, the “Bonds”), pursuant to an Underwriting Agreement among J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC, and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein. The Bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-278797-02) (the “Registration Statement”). The 2034 Bonds will form a part of the series of the Company’s 5.35% First Mortgage Bonds, Series No. 41 due 2034 (the “Existing 2034 Bonds”) and have the same terms, other than their date of issue, first interest accrual date, first interest payment date and initial price to the public, as the $450,000,000 aggregate principal amount of Existing 2034 Bonds issued by the Company on April 4, 2024 and $400,000,000 aggregate principal amount of the Existing 2034 Bonds issued on March 20, 2025. A prospectus supplement relating to the offering and sale of the Bonds was filed with the Securities and Exchange Commission on August 4, 2026. The 2034 Bonds will be governed by the Indenture, dated October 1, 1993, by and between PSCo and U.S. Bank Trust Company, National Association, as successor trustee (the “Original Indenture”), as further supplemented by Supplemental Indenture No. 35, dated as of April 1, 2024. The 2056 Bonds will be governed by the Original Indenture, as further supplemented by Supplemental Indenture No. 39 dated as of August 1, 2026.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.01	Indenture, dated as of October 1, 1993, between Public Service Company of Colorado and U.S. Bank Trust Company, National Association as successor Trustee (incorporated by reference to an Annual Report on Form 10-K filed by PSCo on February 27, 2025, file no. 001-03280).

4.02	Supplemental Indenture No. 35 dated as of April 1, 2024, between Public Service Company of Colorado and U.S. Bank Trust Company, National Association, as successor Trustee, creating the 5.35% First Mortgage Bonds, Series No. 41 due 2034 and governing $450 million principal amount of the Existing 2034 Bonds issued on April 4, 2024, $400 million principal amount of the Existing 2034 Bonds issued on March 20, 2025 and an additional $150 million principal amount of the 2034 Bonds issued on August 10, 2026 and $750 million principal amount of 5.75% First Mortgage Bonds, Series No. 42 due 2054 (incorporated by reference to a Current Report on Form 8-K filed by PSCo on April 4, 2024, file no. 001-03280).

4.03	Supplemental Indenture No. 39 dated as of August 1, 2026, between Public Service Company of Colorado and U.S. Bank Trust Company, National Association, as successor Trustee, creating $650 million principal amount of 6.20% First Mortgage Bonds, Series No. 47 due 2056.

5.01	Opinion of Faegre Drinker Biddle & Reath LLP regarding the validity of certain securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2026	Public Service Company of Colorado (a Colorado corporation)

/s/ Todd A. Wehner
	Name:	Todd A. Wehner
	Title:	Vice President, Treasurer